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                                                                 EXHIBIT 10.10

                              AMENDMENT NUMBER 8

                 VENCOR, INCORPORATED RETIREMENT SAVINGS PLAN



     WHEREAS Vencor, Inc. ("Sponsoring Employer") adopted the Vencor, Incorporated Retirement Savings Plan ("Plan") effective as of January 1, 1986; and

     WHEREAS the Sponsoring Employer reserved the right to amend the Plan by action of its Board of Directors; and

     WHEREAS the Sponsoring Employer now desires to amend said Plan to reflect changes in the Plan;

     NOW, THEREFORE, the Plan is amended, effective August 1, 1995, except as otherwise indicated herein, in the following respects:

(1)  Section 1.10 is amended to read as follows:

Section 1.10 COMPANY means Vencor, Inc. and all of the legal entities which are part of the controlled group or affiliated service group with Vencor, Inc. pursuant to the provisions of Code Sections 414(b),
               (c), (m) or (o).

(2)  Section 1.18 is amended to read as follows:

     Section 1.18 EMPLOYER means Vencor, Inc. and each of the legal entities, or any successor thereto which is a part of the Company and which has adopted the Plan for its eligible Employees with consent of the Sponsoring Employer. The Sponsoring Employer shall be Vencor, Inc.

(3)  Section 1.37 is amended to read as follows:

     Section 1.37  Plan means the Vencor, Inc. Retirement Savings Plan.

(4)  Subsection 6.1(e) is amended to read as follows:

     (e) The withdrawals under this Section shall in no way affect said Participant's continued participation in this Plan except by the reduction in account balances caused by such.
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(5)  Subsection 6.1(f) is amended to read as follows:

     (f) A Participant shall present evidence to the Committee that the requested withdrawal is not in excess of the amount necessary to relieve the financial need of the Participant and that the need can not be satisfied from other resources that are reasonably available to the Participant. The determination by the Committee that the distribution will be necessary to satisfy an immediate and heavy financial need will be made on the basis of all relevant facts and circumstances. A distribution generally will be treated as necessary to satisfy a financial need if the Committee relies, without actual knowledge to the contrary, on the Participant's representation that the need cannot be relieved:

          1.  through reimbursement or compensation by insurance or otherwise;

          2. by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

          3.  by cessation of Salary Redirection under the Plan; or

          4. by other distributions or non-taxable loans from the plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          For purposes of this Subsection, the Participant's resources shall be deemed to include those of his spouse and minor children that are reasonably available to the Participant.

(6)       Appendix A is deleted.



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                                  SIGNATURES
                                  ----------

     IN WITNESS WHEREOF, the Sponsoring Employer has caused this Amendment Number 8 to be executed this the 13th day of August, 1995, but effective August 1, 1995, except as otherwise indicated herein.


Attest:                                           Vencor, Inc.



SIGNATURE NOT LEGIBLE                             By SIGNATURE NOT LEGIBLE
----------------------------                        ----------------------------
Secretary                                               Vice President
                                                  Title Finance and Development
                                                       -------------------------

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